UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 16, 2006
Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number )	Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

_____________
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2006, the Compensation Committee of the Board of Directors of North American Scientific, Inc. (the “Company”) approved a grant of stock options covering in aggregate 1,341,000 shares of the Company’s common stock to 167 employees of the Company pursuant to the North American Scientific, Inc. Amended and Restated 1996 Stock Option Plan (the “1996 Plan”). The awards of stock options are divided into two equal portions, consisting of 670,500 shares per year, which are intended to provide an incentive grant with respect to our 2006 fiscal year (the “2006 Awards”) and to provide an incentive grant with respect to our 2007 fiscal year (the “2007 Premium Price Awards”). The 1996 Plan expires on April 1, 2006 and any stock options not granted before that time will not be available for any future grants.

The awards of stock options were granted to employees, including the executive officers named below, as an incentive to continue to focus on the long-term growth of the Company. In making these awards, the Compensation Committee considered that 275,000 stock options had been awarded in fiscal year 2005. The Compensation Committee also recognized that it has awarded an average of approximately 512,000 stock options per year over the past five fiscal years and that an average of approximately 230,000 stock options had expired per year. As of January 31, 2006, the Company had 2,354,586 stock options outstanding, and approximately 78% of those stock options had an exercise price greater than $3.94 per share and are currently out-of-the-money stock options.

The 2006 Awards are, to the extent provided by law, incentive stock options that vest in equal annual installments over a four year period beginning on the first anniversary of the grant date of March 16, 2006 and have an exercise price of $2.23 per share, which is equal to 106% of the fair market value of the Company’s common stock on the grant date. The 2006 Awards have a term of 7 years from the date of grant.

The 2007 Premium Price Awards are, to the extent provided by law, incentive stock options that have an exercise price of $3.35 per share, which is equal to 159% of the fair market value of the Company’s common stock on the grant date. The 2007 Premium Price Awards also include a performance condition that provides that such stock options will only vest if the closing price of the Company's common stock is equal to or greater than $3.35 on each day over any consecutive four month period beginning on any date after the date of grant and ending no later than the third anniversary of the date of grant. If the performance condition is not satisfied by the third anniversary of the date of grant, the 2007 Premium Price Awards will not vest. Subject to the attainment of the performance condition by the Company, the 2007 Premium Price Awards will vest, if at all, in equal annual installments over a four year period beginning on the second anniversary of the grant date of March 16, 2006. The 2007 Premium Price Awards have a term of 8 years from the date of grant.

The Compensation Committee currently anticipates that a limited number of stock options will be granted in fiscal years 2006 and 2007 because the 2006 Awards and the 2007 Premium Price Awards are intended to provide incentives to our employees that we may have otherwise provided at various times over the next two fiscal years.

The stock option grants are evidenced by the Company's form of Stock Option Award Agreement. The stock options granted to the Company’s Named Executive Officers are set forth below:

Name	Awards Related to Fiscal Year	Number of Stock Options	Exercise Price

L. Michael Cutrer President and Chief Executive Officer	2006 Award 2007 Premium Price Award	37,500 37,500	$2.23 $3.35

James W. Klingler Senior Vice President and Chief Financial Officer	2006 Award 2007 Premium Price Award	32,500 32,500	$2.23 $3.35

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: March 17, 2006	By:	/s/ L. Michael Cutrer
Name: L. Michael Cutrer
Title: President and Chief